Exhibit 99.1

NEWS RELEASE

Contact:

Alliance HealthCare Services

Howard Aihara

Executive Vice President

Chief Financial Officer

(949) 242-5300

ALLIANCE HEALTHCARE SERVICES REPORTS RESULTS

FOR THE FIRST QUARTER ENDED MARCH 31, 2011

AND REAFFIRMS FULL YEAR 2011 GUIDANCE

NEWPORT BEACH, CA—April 28, 2011–Alliance HealthCare Services, Inc. (NYSE:AIQ) (the “Company” or “Alliance”), a leading national provider of outpatient diagnostic imaging and radiation therapy services, announced results for the first quarter ended March 31, 2011.

First Quarter 2011 Financial Results

Revenue for the first quarter of 2011 was $118.4 million compared to $118.7 million in the first quarter of 2010, a decrease of 0.2%. On a sequential quarter basis, revenue increased 0.6% to $118.4 million in the first quarter of 2011 compared to $117.7 million in the fourth quarter of 2010.

Alliance’s Adjusted EBITDA (as defined below) was $36.6 million in the first quarter of 2011 compared to $40.2 million in the first quarter 2010, a decrease of 9.0%. On a sequential quarter basis, Adjusted EBITDA increased 4.6% to $36.6 million in the first quarter of 2011 compared to $35.0 million in the fourth quarter of 2010.

Alliance’s net loss, computed in accordance with generally accepted accounting principles (“GAAP”), totaled ($2.4) million in the first quarter of 2011 and ($2.2) million in the first quarter of 2010.

Net loss per share on a diluted basis, computed in accordance with generally GAAP, was ($0.05) per share in the first quarter of 2011 and ($0.04) per share in the first quarter of 2010. In the first quarter of 2011, net loss per share on a diluted basis was impacted by ($0.02) in the aggregate due to fair value adjustments related to interest rate swaps, severance and related costs, mergers and acquisitions transaction costs and a lower GAAP income tax rate than our historical income tax rate. Alliance’s historical income tax rate has been approximately 42%, rather than the GAAP income tax benefit rate of 35.9% in the first quarter of 2011.

Cash flows provided by operating activities were $19.5 million in the first quarter of 2011 compared to $30.7 million in the first quarter of 2010. Capital expenditures in the first quarter of 2011 were $9.9 million compared to $20.2 million in the first quarter of 2010. Alliance opened five new fixed-site imaging centers in the first quarter of 2011.

Alliance HealthCare Services

Press Release

April 28, 2011

Alliance’s net debt, defined as total long-term debt (including current maturities) less cash and cash equivalents, decreased $6.9 million to $549.2 million at March 31, 2011 from $556.1 million at December 31, 2010. Cash and cash equivalents were $101.9 million at March 31, 2011 and $97.2 million at December 31, 2010. The Company’s net debt, as defined above, divided by the last twelve months Adjusted EBITDA (pro forma for acquisitions during the last twelve month period ended March 31, 2011), was 3.5x for the twelve month period ended March 31, 2011.

The Company’s total long-term debt (including current maturities) decreased to $651.1 million at March 31, 2011 from $653.3 million at December 31, 2010. The Company’s total long-term debt (including current maturities) divided by last twelve months Adjusted EBITDA (pro forma for acquisitions during the last twelve month period ended March 31, 2011) was 4.2x for the twelve month period ended March 31, 2011.

Paul S. Viviano, Chairman of the Board and Chief Executive Officer, stated, “Alliance continues to perform consistent with our full year 2011 guidance. We are pleased with the progress of first quarter Adjusted EBITDA relative to the fourth quarter of 2010. We are very pleased regarding the two recently announced acquisitions: US Radiosurgery and 24/7 Radiology. These investments reflect our commitment to expanding our presence in the growth oriented clinical service lines of radiation oncology and professional radiology services. The integration of these two organizations continues to progress well and in accordance with our plan. Alliance continues to focus on increasingly becoming the hospital outsource partner of choice through the development of new fixed site imaging centers, adding new customers for MRI, PET/CT and professional radiology services and developing new de novo radiation oncology centers.”

Full Year 2011 Guidance

Alliance reaffirms its full year 2011 guidance ranges:

Guidance
Ranges
(dollars in millions)
Revenue	$500 - $530
Adjusted EBITDA	$150 - $175
Cash capital expenditures	$65 - $75
Decrease in long-term debt, net of the change in cash and cash equivalents (before investments in acquisitions)	$25 - $45
Fixed-site imaging center openings	20 - 25
Radiation therapy center openings	3 - 5

First Quarter 2011 Earnings Conference Call

Investors and all others are invited to listen to a conference call discussing first quarter 2011 results. The conference call is scheduled for Friday, April 29, 2011 at 8:30 a.m. Eastern Time. The call will be broadcast live on the Internet and can be accessed by visiting the Company’s website at www.alliancehealthcareservices-us.com. Click on Audio Presentations in the Investors section of the website to access the link.

Alliance HealthCare Services

Press Release

April 28, 2011

The conference call can be accessed at (888) 694-4676 (United States) or (973) 582-2737 (International). Interested parties should call at least 5 minutes prior to the call to register. A telephone replay will be available until July 29, 2011. The telephone replay can be accessed by calling (800) 642-1687 (United States) or (706) 645-9291 (International). The conference call identification number is 61776694.

Definition of Adjusted EBITDA

Adjusted EBITDA, as defined by the Company’s management, represents net income (loss) before: interest expense, net of interest income; income taxes; depreciation expense; amortization expense; net income (loss) attributable to noncontrolling interests; non-cash share-based compensation; severance and related costs; loss on extinguishment of debt; fees and expenses related to acquisitions, non-cash impairment charges, and other non-cash charges included in other (income) expense, net, which includes non-cash losses on sales of equipment. The components used to reconcile net income (loss) to Adjusted EBITDA are consistent with our historical presentation of Adjusted EBITDA. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States, or “GAAP.” For a more detailed discussion of Adjusted EBITDA and reconciliation to net income (loss), see the section entitled “Adjusted EBITDA” included in the tables following this release.

About Alliance HealthCare Services

Alliance HealthCare Services is a leading national provider of advanced outpatient diagnostic imaging and radiation therapy services based upon annual revenue and number of systems deployed. Alliance focuses on MRI, PET/CT and CT through its Imaging division and radiation therapy through its Oncology division. With more than 2,300 team members committed to providing exceptional patient care and exceeding customer expectations, Alliance provides quality clinical services for over 1,000 hospitals and other healthcare partners in 46 states. Alliance operates 559 diagnostic imaging and radiation therapy systems. The Company is the nation’s largest provider of advanced diagnostic mobile imaging services and one of the leading operators of fixed-site imaging centers, with 136 locations across the country. Alliance also operates 35 radiation therapy centers, providing state-of-the-art treatment and care for cancer patients.

Alliance HealthCare Services

Press Release

April 28, 2011

Forward-Looking Statements

This press release contains forward-looking statements relating to future events, including statements related to investment, development and acquisition activity, the implementation of strategic initiatives, the integration of acquired businesses into the Company, the opening of new imaging and radiation oncology centers, and the Company’s full year 2011 guidance. In this context, forward-looking statements often address the Company’s expected future business and financial results and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Forward-looking statements by their nature address matters that are uncertain and subject to risks. Such uncertainties and risks include: changes in the preliminary financial results and estimates due to the restatement or review of the Company’s financial statements; the nature, timing and amount of any restatement or other adjustments; the Company’s ability to make timely filings of its required periodic reports under the Securities Exchange Act of 1934; issues relating to the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; the Company’s high degree of leverage and its ability to service its debt; factors affecting the Company’s leverage, including interest rates; the risk that the counterparties to the Company’s interest rate swap agreements fail to satisfy their obligations under these agreements; the Company’s ability to obtain financing; the effect of operating and financial restrictions in the Company’s debt instruments; the accuracy of the Company’s estimates regarding its capital requirements; the effect of intense levels of competition in the Company’s industry; changes in the methods of third party reimbursements for diagnostic imaging and radiation oncology services; fluctuations or unpredictability of the Company’s revenues, including as a result of seasonality; changes in the healthcare regulatory environment; the Company’s ability to keep pace with technological developments within its industry; the growth in the market for MRI and other services; the disruptive effect of hurricanes and other natural disasters; adverse changes in general domestic and worldwide economic conditions and instability and disruption of credit markets; difficulties the Company may face in connection with recent, pending or future acquisitions, including unexpected costs or liabilities resulting from the acquisitions, diversion of management’s attention from the operation of the Company’s business, and risks associated with integration of the acquisitions; and other risks and uncertainties identified in the Risk Factors section of the Company’s Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission (the “SEC”), as may be modified or supplemented by our subsequent filings with the SEC. These uncertainties may cause actual future results or outcomes to differ materially from those expressed in the Company’s forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake to update its forward-looking statements except as required under the federal securities laws.

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(in thousands, except per share amounts)

	Quarter Ended March 31,
	2010	2011
Revenues	$118,661	$118,428

Costs and expenses:
Cost of revenues, excluding depreciation and amortization	65,226	67,366
Selling, general and administrative expenses	16,117	17,058
Transaction costs	351	372
Severance and related costs	462	464
Depreciation expense	23,691	22,052
Amortization expense	2,806	3,326
Interest expense and other, net	13,304	11,735
Other (income) and expense, net	(360)	(63)

Total costs and expenses	121,597	122,310

Loss before income taxes, earnings from unconsolidated investees, and noncontrolling interest	(2,936)	(3,882)
Income tax benefit	(613)	(1,343)
Earnings from unconsolidated investees	(907)	(989)

Net loss	(1,416)	(1,550)
Less: Net income attributable to noncontrolling interest	(747)	(853)

Net loss attributable to Alliance HealthCare Services, Inc.	$(2,163)	$(2,403)

Comprehensive loss, net of taxes
Net loss attributable to Alliance HealthCare Services, Inc.	$(2,163)	$(2,403)
Unrealized gain on hedging transactions, net of taxes	495	47

Comprehensive loss, net of taxes:	$(1,668)	$(2,356)

Loss per common share attributable to Alliance HealthCare Services, Inc.:
Basic	$(0.04)	$(0.05)

Diluted	$(0.04)	$(0.05)

Weighted average number of shares of common stock and common stock equivalents:
Basic	52,755	52,997
Diluted	52,755	52,997

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	December 31, 2010	March 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$97,162	$101,869
Accounts receivable, net of allowance for doubtful accounts	62,956	68,633
Deferred income taxes	7,344	7,344
Prepaid expenses	9,802	8,706
Other receivables	3,594	4,432

Total current assets	180,858	190,984
Equipment, at cost	902,829	909,638
Less accumulated depreciation	(591,145)	(610,376)

Equipment, net	311,684	299,262
Goodwill	193,126	193,126
Other intangible assets, net	94,622	91,296
Deferred financing costs, net	14,883	14,341
Other assets	21,028	24,106

Total assets	$816,201	$813,115

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,541	$16,012
Accrued compensation and related expenses	17,061	16,274
Accrued interest payable	5,812	9,036
Other accrued liabilities	37,138	35,911
Current portion of long-term debt	9,709	9,321

Total current liabilities	85,261	86,554

Long-term debt, net of current portion	455,747	453,888
Senior notes	187,809	187,882
Other liabilities	1,229	1,032
Deferred income taxes	72,496	71,159

Total liabilities	802,542	800,515

Stockholders’ equity:
Common stock	525	525
Treasury stock	(2,551)	(2,551)
Additional paid-in capital	16,062	17,465
Accumulated comprehensive loss	(669)	(622)
Accumulated deficit	(11,176)	(13,579)

Total stockholders’ equity attributable to Alliance HealthCare Services, Inc.	2,191	1,238
Noncontrolling interest	11,468	11,362

Total stockholders’ equity	13,659	12,600

Total liabilities and stockholders’ equity	$816,201	$813,115

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Quarter Ended March 31,
	2010	2011
Operating activities:
Net loss	$(1,416)	$(1,550)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for doubtful accounts	(141)	264
Share-based payment	1,520	1,406
Depreciation and amortization	26,497	25,378
Amortization of deferred financing costs	645	705
Accretion of discount on long term debt	378	393
Adjustment of derivatives to fair value	(578)	24
Distributions greater than (less than) undistributed earnings from investees	513	(820)
Deferred income taxes	(772)	(1,439)
Gain on sale of assets	(360)	(64)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	421	(5,941)
Prepaid expenses	351	1,104
Other receivables	726	(838)
Other assets	201	(913)
Accounts payable	(4,788)	10
Accrued compensation and related expenses	727	(787)
Accrued interest payable	5,806	3,224
Income taxes payable	50	29
Other accrued liabilities	871	(707)

Net cash provided by operating activities	30,651	19,478

Investing activities:
Equipment purchases	(20,205)	(9,913)
Decrease (increase) in deposits on equipment	553	(1,384)
Proceeds from sale of assets	772	176

Net cash used in investing activities	(18,880)	(11,121)

ALLIANCE HEALTHCARE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

(Unaudited)

(in thousands)

	Quarter Ended March 31,
	2010	2011
Financing activities:
Principal payments on equipment debt	(1,856)	(1,417)
Proceeds from equipment debt	358	—
Principal payments on term loan facility	(1,150)	(1,150)
Principal payments on senior subordinated notes	(5,582)	—
Payments of debt issuance costs	(153)	(163)
Noncontrolling interest in subsidiaries	(1,150)	(959)
Proceeds from shared-based payment arrangements	75	39

Net cash used in financing activities	(9,458)	(3,650)

Net increase in cash and cash equivalents	2,313	4,707
Cash and cash equivalents, beginning of period	111,884	97,162

Cash and cash equivalents, end of period	$114,197	$101,869

Supplemental disclosure of cash flow information:
Interest paid	$5,591	$7,449
Income taxes paid, net of refunds	67	31

Supplemental disclosure of non-cash investing and financing activities:
Net book value of assets exchanged	$52	$—
Comprehensive gain from hedging transactions, net of taxes	495	47
Equipment purchases in accounts payable	1,217	690
Contingent consideration for acquisitions	—	3,357

ALLIANCE HEALTHCARE SERVICES, INC.

ADJUSTED EBITDA

(in thousands)

Adjusted EBITDA, as defined by the Company’s management, represents net income (loss) before: interest expense, net of interest income; income taxes; depreciation expense; amortization expense; net income (loss) attributable to noncontrolling interests; non-cash share-based compensation; severance and related costs; loss on extinguishment of debt; fees and expenses related to acquisitions, non-cash impairment charges, and other non-cash charges included in other (income) expense, net, which includes non-cash losses on sales of equipment. The components used to reconcile net income (loss) to Adjusted EBITDA are consistent with our historical presentation of Adjusted EBITDA. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States, or “GAAP.”

Management uses Adjusted EBITDA, and believes it is a useful measure for investors, for a variety of reasons. Management regularly communicates its Adjusted EBITDA results and management’s interpretation of such results to its board of directors. Management also compares the Company’s Adjusted EBITDA performance against internal targets as a key factor in determining cash incentive compensation for executives and other employees, largely because management feels that this measure is indicative of how our diagnostic imaging and radiation oncology business is performing and is being managed. Management believes that Adjusted EBITDA is a particularly useful comparative measure within the Company’s industry. The diagnostic imaging and radiation oncology industry continues to experience significant consolidation. These activities have led to significant charges to earnings, such as those resulting from acquisition costs, and to significant variations among companies with respect to capital structures and cost of capital (which affect interest expense) and differences in taxation and book depreciation of facilities and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. In addition, management believes that because of the variety of equity awards used by companies, the varying methodologies for determining non-cash share-based compensation expense among companies and from period to period, and the subjective assumptions involved in that determination, excluding non-cash share-based compensation from Adjusted EBITDA enhances company-to-company comparisons over multiple fiscal periods and enhances the Company’s ability to analyze the performance of its diagnostic imaging and radiation oncology business.

Adjusted EBITDA may not be directly comparable to similarly titled measures reported by other companies. In addition, Adjusted EBITDA has other limitations as an analytical financial measure. These limitations include the fact that Adjusted EBITDA is calculated before recurring cash charges including interest expense, income taxes and severance costs, and is not adjusted for capital expenditures, the replacement cost of assets or other recurring cash requirements of the Company’s business. Adjusted EBITDA also does not reflect any cost for equity awards to employees. In the future, the Company expects that it may incur expenses similar to the excluded items discussed above. Accordingly, the exclusion of these and other similar items in the Company’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Management compensates for the limitations of using Adjusted EBITDA as an analytical measure by relying on the Company’s GAAP results to evaluate its operating performance and by considering independently the economic effects of the items that are or are not reflected in Adjusted EBITDA. Management also compensates for these limitations by providing GAAP-based disclosures concerning the excluded items in the Company’s financial disclosures. As a result of these limitations, however, Adjusted EBITDA should not be considered as an alternative to net income (loss), as calculated in accordance with GAAP, or as an alternative to any other GAAP measure of operating performance.

The calculation of Adjusted EBITDA is shown below:

	First Quarter Ended March 31,
	2010	2011
Net loss attributable to Alliance HealthCare Services, Inc.	$(2,163)	$(2,403)
Income tax benefit	(613)	(1,343)
Interest expense and other, net	13,304	11,735
Amortization expense	2,806	3,326
Depreciation expense	23,691	22,052
Share-based payment (included in selling, general and administrative expenses)	1,506	1,389
Noncontrolling interest in subsidiaries	747	853
Severance and related costs	462	464
Transaction costs	351	372
Other non-cash charges (included in other (income) and expenses, net)	79	110

Adjusted EBITDA	$40,170	$36,555

The reconciliation from net loss to Adjusted EBITDA for the 2011 guidance range is shown below (in millions):

	2011 Full Year Guidance Range

Net loss	($18)	($4)
Income tax benefit	(10)	(2)
Depreciation expense; amortization expense; interest expense and other, net; noncontrolling interest in subsidiaries; share-based payment and other expenses	178	181

Adjusted EBITDA	$150	$175

ALLIANCE HEALTHCARE SERVICES, INC.

SELECTED STATISTICAL INFORMATION

	First Quarter Ended March 31,
	2010	2011
MRI
Average number of total systems	274.3	289.3
Average number of scan-based systems	233.1	244.4
Scans per system per day (scan-based systems)	8.20	8.05
Total number of scan-based MRI scans	122,580	125,753
Price per scan	$390.32	$374.20

Scan-based MRI revenue (in millions)	$47.9	$47.1
Non-scan based MRI revenue (in millions)	5.1	5.4

Total MRI revenue (in millions)	$53.0	$52.5

PET and PET/CT
Average number of systems	119.1	120.3
Scans per system per day	5.80	5.47
Total number of PET and PET/CT scans	44,231	41,653
Price per scan	$1,075	$1,033

Total PET and PET/CT revenue (in millions)	$48.3	$43.5

Revenue breakdown (in millions)
Total MRI revenue	$53.0	$52.5
PET and PET/CT revenue	48.3	43.5
Radiation oncology revenue	10.8	13.0
Other modalities and other revenue	6.6	9.4

Total revenues	$118.7	$118.4

Total fixed-site revenue (in millions)	2010	2011

First quarter ended March 31	$27.5	$30.7

ALLIANCE HEALTHCARE SERVICES, INC.

SELECTED STATISTICAL INFORMATION

IMAGING DIVISION REVENUE GAP

(in millions)

The Company utilizes the imaging division revenue gap as a statistical measure of its client losses and new client contracts. The imaging division revenue gap is calculated by measuring the difference between (a) the quarterly imaging division revenue run rate lost as a result of clients choosing to terminate contracts with the Company, excluding clients for which Alliance provides professional radiology services, interim service and clients that the Company elects to terminate, and (b) projected quarterly new imaging division revenue from new client contracts, excluding professional radiology services, commencing service in the quarter.

The imaging division revenue gap for the last eight calendar quarters and the last twelve month period ended March 31, 2011 is as follows:

	(a)	(b)
	Revenue	New	Imaging Division
	Lost	Revenue	Revenue Gap
2009
Second Quarter	($15.0)	$15.4	$0.4
Third Quarter	(13.2)	10.0	(3.2)
Fourth Quarter	(19.1)	9.0	(10.1)

2010
First Quarter	(11.5)	11.2	(0.3)
Second Quarter	(11.4)	9.1	(2.3)
Third Quarter	(10.8)	11.5	0.7
Fourth Quarter	(8.4)	7.0	(1.4)

2011
First Quarter	(5.1)	12.9	7.8

Last Twelve Months Ended March 31, 2011	($35.7)	$40.5	$4.8